CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Mark Jarvis, President and Chief Executive Officer of Hard Creek Nickel Corporation, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Annual Report on Form 20-F of Hard Creek Nickel Corporation for the fiscal year ended December 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Hard Creek Nickel Corporation.

Dated: June 30, 2010

/s/ Mark Jarvis
Mark Jarvis
President and Chief Executive Officer,
Hard Creek Nickel Corporation

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Hard Creek Nickel Corporation and will be retained by Hard Creek Nickel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.